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The following is the transcript of an investor call held by One Madison Corporation (“One Madison” or the “Company”) at 10:00am EST on December 13, 2018, at which management discussed the proposed acquisition of Rack Holdings Inc. by One Madison. While every effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors or omissions or inaccuracies in the transcrip. One Madison believes that none of these inaccuracies is material.

Moderator:  Omar Asali

December 13th, 2018

10:00 a.m. ET

OPERATOR:	This is Conference # 6778435

Operator:	Good morning and welcome to today’s conference call. With us today is Omar Asali, founder, chairman and Chief Executive Officer of One Madison Group.

We will be using a slide presentation to walk you though today’s call, which can be found on our website. Both the audio and the slide presentation of this call will be archived on our investor relations website later today.

During this call, we will be making some forward looking statements about our beliefs and estimates regarding future events and results. These forward looking statements are subject to risks and uncertainties, including those set forth in our FCC filings.

Actual results might differ materially from any forward looking statements that we may make today. The forward looking statements speak only as of today and we do not assume any obligation or intent to update them except as required by law.

With respect to any non-GAAP financial measures made during the call day, the accompanying reconciliation information relating to those measures can be found in today’s press release and slide presentation.

I would now like to turn the call over to Mr. Asali. Please go ahead.

Omar Asali:	Thank you. Good morning and thank you everybody for joining our conference call. I’m Omar Asali, the founder of One Madison Corporation. I’m excited to announce that we will be acquiring Ranpak Corporation, a leading provider of environmentally sustainable systems based solutions for product protection for e-commerce and industrial supply chains.

I’ll begin my presentation on slide four. I’d like to remind you of our objectives when One Madison initially raised capital back in January. We told you that we wanted to acquire a high quality business with a consumer angle and light industrial manufacturing.

We laid out a set of investment criteria that would drive our search with a strategy to acquire a leading business with stable revenue growth, robust free cash flow, pricing power and significant opportunities for strategic enhancement.

I’m pleased to report today that in Ranpak we have found an opportunity that checks all of these boxes. Ranpak is the industry leader offering a full suite of ecofriendly systems based protective packaging solution.

The company operates a unique razor-razorblade model by leveraging an installed base of over 90,000 machines and it has generated seven percent plus revenue growth and industry leading adjusted EBITDA margins in excess of 30 percent for decades.

Ranpak’s strong growth prospects are driven largely by e-commerce and sustainability tailwinds. The company is forecasted to generate $289 million of revenues and $95 of EBITDA in 2019.

We’re very impressed by the existing business, but we’re also excited about a number of the initiatives that we at One Madison can bring to the table and help take Ranpak to the next level.

I’ll now turn to slide five. Ranpak is a dominant, pure play, fiber based protective packaging provider. The company installs machines through it’s widely distributed customer base that exclusively use Ranpak consumables.

As we will show you, revenue growth and margins have been very consistent over a long period of time. This reflects a strong global business with leading market shares in both the U.S. and in Europe. Ranpak enjoys a market share in excess of 50 percent in it’s addressable markets.

The company serves over 29,500 end consumers in diversified and growing end markets with a third of it’s revenue derived from e-commerce and the rest driven by steady B2B growth.

Ranpak operates a asset light distribution model, from early through long-term exclusive partnerships with top tier distributors. The company has a long history of systems innovation, supported by a comprehensive patent portfolio.

On slide six, you will see some highlights of the number of reasons why we are excited about Ranpak. First the market opportunity is large and growing. The company has a $7 billion addressable global market with growth driven by ecommerce. We think there is a significant growth upside potential particularly in wrapping, thermal and in the Asia-Pacific Region.

We also view Ranpak as a platform for acquisitions to further its position as the premier pure play provider of eco-friendly solutions.

Second, Ranpak is on the right side of trends to work environmentally sustainable growth. Consumers and customers want fiber but it has only 15 percent share in relevant markets. We believe this share will grow because of the effectiveness of the product and the demand for environmental friendly packaging products by customers and pushed by regulators.

As the leading pure play fiber base provider with 50 percent plus market share, Ranpak is well-positioned to benefit from fiber share gain. And third, Ranpak has a unique razor – razorblade model that allows it to leverage its existing installed base to drive recurring revenue and stable significant free cash flow.

We will show you this model has been resilient during recessions. The model is capital efficient with an approximately 15 month payback period on machine investment. Two reiterate, we believe Ranpak sits at the base of two very powerful tailwinds in ecommerce and the focus on environmental sustainability.

We view Ranpak as the best way to gain exposure to these themes and this space. Turning to slide 7, we think the combination of One Madison and Ranpak creates a very compelling public investment opportunity as the only pure play eco-friendly protective packaging public company. The transaction value is $1.1 billion and represents a valuation of approximate 11.5 times 2019 adjusted EBITDA of $95 million.

We believe this to be compelling given the company to peer growth and margin characteristics as well as the various avenues that we have to accelerate that growth. I will serve as the executive chairman of the company and will take a hands-on approach with regards to leading the strategic vision and maintaining operational excellence.

We expect to close this transaction in the spring of 2019. Some details on the transaction itself can be seen on slide 8. The transaction is fully committed and backstopped and has no cash minimum. It will close a respective of any level of shareholder redemptions. The transaction will be supported by $332 million of fully-committed equity that comes from $150 million in the FPA provided by the Soros family and myself as well as $142 million of new equity provided by the Soros family and other family offices and a $40 million commitment to Blackstone to not redeem its shares, purchase in the IPO and to vote those shares in favor of the transaction.

We expect to draw approximately $407 million under a facility provided by Goldman Sachs Merchant Bank that is further expandable to absorb any and all redemptions. Expected leverage is – expected leverage at close is expected to be 4.2 times 2019 EBITDA.

Another relevant detail of the transaction structure is that we will be converting our 8 million sponsor warrants into 800,000 shares to lower the amount of dilution from the warrants. I will also remind you that as per the terms of our IPO, 2.3 million founder shares are subject to a $12.50 share earn out. Proforma for the transaction will be roughly 69 million shares outstanding resulting in an equity market gap of $690 million at $10 per share assuming there are no redemptions.

This transaction marries Ranpak to a fantastic team and a wealth of resources that we bring to the table from One Madison.

You will see my operating and deal team on Slides 9 and 10. And that team will be the resource that we have to help take Ranpak to the next level. Next on Slide 12, I would now like to take a deeper – to take a deeper dive into Ranpak’s business.

The upper right-hand chart shows a breakdown of sales by product line. It has a full line of products in cushioning and (voice fill) which are the big contributors now, as well as (wrapping) which we think has a lot of potential for growth.

The top left shows the company’s sales by geography. And approximately the 90,000 machines split, roughly, evenly between North America and Europe. I will describe, at a very high level, Ranpak’s unique business model.

The company places these low-cost (asset-light) machines in the customer’s facilities. And in return, it received a small high-margin user fee. There’s also a wide range of machines for different protective packaging applications to which Ranpak supplies fiber consumables.

The company supplies paper with special characteristics that is unique, and exclusive to the particular Ranpak machine. For example, either double rolled or with a special trim. This is a value-added high-margin product. As you can see in photos throughout the presentation, Ranpak machines are integrated into customer’s assembly lines.

They are easy to use, and provide a very cost effective and efficient way to protect the consumer – the consumer’s valuable products. Additionally, Ranpak works through exclusive distributors to get customer’s their consumables on time to any location they need.

The company makes sure its customers always have consumables on hand so they can focus on driving sales. It serves attractive end-markets with substantial ecommerce, while the rest of the business is focused on B2B solutions.

I’d like to highlight some additional characteristics of Ranpak on Page 13. Here you can see revenue and machine growth at about 7 percent. The company places machines (with) attractive economics with a short payback.

It is a recession resistant business, and has maintained stable EBITDA during prior recessions. Customers like the value and the product, and they tend to stick with Ranpak for the long run.

As mentioned, ecommerce is a real driver and tailwind that the company greatly benefits from, and will continue to do so. Ranpak has the best EBITDA margins in the industry, as well as a very high cash conversion rate.

And again, all of these products are environmentally friendly with 85 percent made from recycled and recyclable paper. There is no plastic. The next page shows the incredible track record of a steady 7 percent growth in revenues, and in machine placement over the last 16 years.

Margins over this period of time have remained in excess of 30 percent. Once Ranpak places a machine with a customer it is the excusive provider of the consumable. Furthermore, on Slide 15 you will see that Ranpak is the clear global leader in paper based eco-friendly protective packaging solutions.

Paper right now is a smaller part of the overall market relative to airbags, bubble, and foam. But we see significant share gain opportunity for paper. Consumers are demanding environmentally friends solutions, and we are the best positioned to meet that increase in demand.

On Slide 16 and 17 you will see highlights of Ranpak where it offers the full range of protective packaging solutions. In addition to cushioning, (voice fill), and wrapping, the company is growing in automation. Through (E3-Nao) we have extensive experience in developing solutions that can automate end of the line fulfillment centers.

Ranpak’s (E3 Nao) solutions, such as automated box sizing equipment can help customers drive faster fill rates and higher volume, which is important especially for large e-commerce customers.

The story of Ranpak has been continuous innovation and development of new products and expansion into new geographies. It began as cushioning in the 1970s and has moved into a full line and family of machines for different applications and customer needs.

Patent protection on the machines is quite strong and the installed base is significant with approximately 90,000 machines and 30,000 end customers.

From the perspective of the end users like a restoration hardware, Apex Tool or CVS, customers want the machines to be reliable and fast, for service to be good and most importantly for their items not to break. Minimizing damage is a top priority. No one in the industry has the scale breadth of products to match Ranpak in fiber based protective packaging solutions.

Flipping to slide 18, I’d like to provide some color on end markets and customers. I’ve already discussed this, but here you can see some of the growth rates of various end markets. I’ve told you about e-commerce that is growing in double-digits, but this gives some additional flavor on another aspect of the business that is exciting to us, which is the largely B2B and diversified customer base across the growing end markets.

On slide 19 I’ve alluded to another very attractive aspect of Ranpak, which is the razor-razorblade model. Once we’ve placed the Ranpak machines with our customers, they exclusively use our paper and they keep coming back. Customer’s retention and renewal rate are very, very high at over 90 percent.

The feedback is that our systems work and customers are happy. Customers don’t want to have to think about this aspect of their business. They want an effective solution, which means no breakage, on time delivery of the paper and quick service for the machines.

Slide 20 has some additional detail on the unique long-term relationships that Ranpak has with it’s customers and end users. Three quarters of it’s exclusive distributor relationships are more than 15 years old. The relationships are strategic and mutually beneficial.

The distributors agree that to carry only Ranpak paper solutions and in exchange have access to the broadest product line available in the market. Eighty percent of Ranpak sales are done through distributors, where the end customer is buying less than $10,000, therefore it makes sense to service the customer base through distributors who can provide the individual attention. The exceptionally diverse base of end users provides nice stability for the business.

On slide 21, in addition to the resources one (Madison) will provide, Ranpak already has a proven and experienced operating management team in place. This team has done a good job of operating the business and consistently growing it. We’re excited to work together with the Ranpak team and the exceptional platform that they have built.

Slides 22 and 23 discuss the Ranpak growth drivers. This business is not only driven by GDP growth, but also by tailwinds of e-commerce and automation, as well as the rising focus on sustainability.

The importance of ecofriendly solutions in the market will drive demand for paper and Ranpak’s products. Moreover, we’ve identified opportunities in Asia and in rapidly expanding the wrapping product line as well as expanding into to call chain markets with applications in grocery and meal delivery kit services.

The company has grown at a steady seven percent historically. We think the company can do better than that without the benefits of M&A. Over the next few pages, I’ll give some background on each of those growth drivers.

Taking a deeper dive into macro tailwinds, slide 24 reflects that the number of shipped packages is growing rapidly. Specifically, it is growing in numerous end markets across the board, home appliances, everyday household products and pharma, to name a few.

Paper is also an effective solution for maintaining (passive cold chain). For example, we believe our paper-based solutions would be an excellent eco-friendly option to serve rapidly growing, online delivery and click and collect. Elaborating a bit more on the eco-friendly point, I mentioned earlier that paper is the preferred eco-friendly solution for consumers.

You can see on slide 25 that nine out of 10 customers prefer it over alternatives. Since customers are demanding it, regulators are requiring it. There’s an increased action on the plastic and (revenue) side. We’ve seen regulatory tailwinds in Europe and the U.S. and we believe this trend will continue to derive business at Ranpak. And when compared to alternatives, it is a very effective solution. Ranpak is the winner on the paper side for solutions and protective packaging.

Slide 26 touches on two areas that I’m particularly excited about. The first is wrapping where there are a lot of opportunities. This is a great product that is growing fast and I think we can do a lot more with it. It’s a really neat product. When I saw it for the first time, I was extremely impressed. And when you look at it compared to bubble wrap, there truly is no comparison.

The second area of growth is Asia, where the company has done very little so far. Though they have a sales office in Asia, there is not a hug effort there at this time. Asia is the largest and fastest growing market for protective packaging in the world. We think there are tremendous opportunities for the company, so that will be an area of focus for us going forward.

The next slide indicates some other exciting areas I’ve mentioned, (cold chain), eco-friendly single use, and automation. The bottom line is there is no shortage of good growth opportunities to capture using Ranpak as a platform. We are bringing a full team with the experience to help execute our strategy and will dedicate many resources to this effort.

Now let’s move on from some of these growth opportunities to the financial under pinning’s of the business. In the past five years, Ranpak has experienced consistent, top line revenue growth of around 7 percent per year. EBITDA continues to grow while the EBITDA margin remains stable at about 30 percent.

Maintenance CapEx is quite small and we have significant control over growth CapEx, which gives the business incredible flexibility, especially during recessionary periods. Free cash flow continues to grow year over year and free cash flow conversion has remained stable at around 85 percent.

Turning to slide 30, when you compare these key metrics to peers within the packaging, logistics, and industrial automation industries, Ranpak is ahead of the pack. We think of Ranpak as competing within the logistics an industrial automation spaces, given the value added solutions it provides for the industrial supply chain. I’m looking across all of the industries; Ranpak still leads the way in every key financial metric, due to its unique business model.

Turning to slide 31, you can see Ranpak’s financial metrics are best in class when compared to a broad group of packaging, industrial automation and logistics peers. Ranpak is on trend in two very significant ways. First, the company has strong exposure to ecommerce which is now roughly 35 percent of the business

First the company has strong exposure to e-commerce, which is now roughly 35 percent of the business and as an industry, is growing at greater than 20 percent per year. And secondly, the company’s eco friendly products are experiencing share gain especially in Europe and with more to come in North America.

Consequently, Ranpak’s organic revenue growth of 8 percent puts it near the very top of the comp list and this is before the impact of some of the initiatives that One Madison will implement to accelerate that growth. The company – the company’s attractive (Razor/Razorblade) model combined with the very high advocacy of its products allows it to generate EBITDA margins that are the very highest in the comp group and almost double the average of its packaging peers.

One a free cash flow margin basis the company margin’s are competitive with (Asset light) industrial automation companies and again, are roughly double that of its packaging peers. These financial metrics have been incredibly consistent over a long period of time. We believe that these markets leading financial characteristics combined with the recession resistant nature of Ranpak’s business justify a premium evaluation.

As you will see on slide 31, our transaction multiple of 11.5 times compares favorably with (spear) averages of 11.2, 30.3, and 13 times for packaging industrial automation and logistics, respectively. Furthermore, when you look at evaluation on a growth adjusted basis, you will see that there is significant room for multiple expansions.

We expect that over time, Ranpak will trade at a premium to these comps. As the business model continues to deliver superior results as it has done in the past would further augmentation for the One Madison initiatives. As you know, we and our partners are long-term owners and we expect to earn significant stock appreciation over time.

So to wrap up with the key investment highlights on slide 33 this opportunity is a proven, solid financial investment with a multitude of incremental upside. Long-term revenue growth is projected to continue into the further following a 7.3 percent revenue (kayger) from 2015 to 2019. Exposure to e-commerce is also expected to increase, topping 30 percent going forward.

Ranpak has lead the industry in terms of EBITDA margin, expecting a 33 percent adjusted EBITDA margin while also expecting 83 percent free cash flow conversion in 2018. Ranpak already has a customer base of over 29,500 end users with these customers having high renewal rates. It’s (asset light) distribution model underpins the resiliency of Ranpak, proven during the financial crisis when it maintains stable EBITDA margins from 2008 to 2009.

Ranpak’s unit economics back this up with about a 15 month pay back period on a machine investment. On top of this, the (Razor/Razorblade) model allows Ranpak to be the exclusive supplier of high margin consumers to its customer. Combine all of these with many of the incremental upside opportunities that we can take advantage of like outsized market tail winds, geographic expansion, next generation innovation, paper wrapping share from bubble, thermal (culture) innovation, and potential (M&A) opportunities and it is easy to see the vast upside that this deal presents

In conclusion, we’re very excited about this acquisition and we look forward to building shareholder value along side you over time. Thank you all for joining me this morning. With that, I’ll turn the call back to the operator.

Operator:	Thank you. That concludes today’s conference call. You may disconnect your lines at this time and have a wonderful day.

END

No Offer or Solicitation

This document is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information

In connection with the proposed acquisition, One Madison will file a proxy statement with the Securities and Exchange Commission (the “SEC”). STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at One Madison’s website at http://www.onemadisoncorp.com/corporate-governance--investor-relations.html or by contacting One Madison’s investor relations department via e-mail at info@onemadisongroup.com.

Participants in the Solicitation

One Madison and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from One Madison’s stockholders with respect to the proposed acquisition. Information about One Madison’s directors and executive officers and their ownership of One Madison’s common stock is set forth in One Madison’s filing with the SEC on (i) Form S-1, dated as of October 13, 2017, as amended on January 5, 2018 and (ii) Form 10-K, dated as of March 29, 2018, as supplemented by the Reports on Form 8-K filed on May 23, 2018 and September 13, 2018. Stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed acquisition, including the interests of One Madison’s directors and executive officers in the proposed acquisition, which may be different than those of One Madison’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed acquisition, which will be filed with the SEC.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

The information in this document may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the pending transaction among One Madison Corporation (the “Company”), Rack Holdings L.P. and Rack Holdings Inc. (“Ranpak”) and the transactions contemplated thereby, and the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this document may include, for example, statements about: our ability to select an appropriate target business or businesses; our ability to complete our initial business combination; our expectations around the performance of the prospective target business or business; our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination; our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination; the proceeds of the forward purchase shares being available to us; our potential ability to obtain additional financing to complete our initial business combination; our pool of prospective target businesses; the ability of our officers and directors to generate a number of potential acquisition opportunities; our public securities’ potential liquidity and trading; the lack of a market for our securities; the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; the trust account not being subject to claims of third parties; or our financial performance following this offering.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the initial business combination; (2) the possibility that the terms and conditions set forth in any definitive agreements with respect to the initial business combination may differ materially from the terms and conditions set forth herein; (3) the outcome of any legal proceedings that may be instituted against the Company, Ranpak or others following the announcement of the initial business combination and any definitive agreements with respect thereto; (4) the inability to complete the initial business combination due to the failure to obtain approval of the stockholders of the Company, to obtain financing to complete the initial business combination or to satisfy other conditions to closing in the definitive agreements with respect to the initial business combination; (5) changes to the proposed structure of the initial business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the initial business combination; (6) the ability to meet NYSE’s listing standards following the consummation of the initial business combination; (7) the risk that the initial business combination disrupts current plans and operations of Ranpak as a result of the announcement and consummation of the initial business combination; (8) costs related to the initial business combination; (9) changes in applicable laws or regulations; (10) the possibility that Ranpak or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in filings made with the SEC. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.